EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Scientific-Atlanta, Inc. listed below of our report dated July 18, 2002, with respect to the consolidated financial statements and schedule of Scientific-Atlanta, Inc., included in this Annual Report (Form 10-K) for the year ended June 28, 2002.

1.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. 1978 Non-Qualified Stock Option Plan for Key Employees, as amended (File Nos. 2-72029, 33-5623, 33-20858, and 33-36926);

2.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. 1981 Incentive Stock Option Plan (File Nos. 2-99889 and 33-781);

3.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Non-Employee Directors Stock Option Plan (File No. 33- 35313 and 33-54696);

4.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan (File Nos. 33-69827, 333-64971 and 333-50066);

5.	Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1992 Employee Stock Option Plan (File No. 33-69218);

6.	Registration Statement on Form S-8 covering the Scientific-Atlanta, Inc. 1993 Restricted Stock Awards (File No. 33-52135);

7.	Registration Statements on Form S-8 covering the Long-Term Incentive Plan of Scientific-Atlanta, Inc. (File Nos. 33-56449 and 333-67932);

8.	Registration Statements on Form S-8 covering the Scientific-Atlanta, Inc. Stock Plan for Non-Employee Directors (File Nos. 33-64065 and 333-40217);

9.	Registration Statements on Form S-8 covering the 1996 Employee Stock Option Plan (File Nos. 333-18893, 333-67471, 333-31968 and 333-56942);

10.	Registration Statement on Form S-8 covering the Non-Qualified Stock Option Agreement with Employee (File No. 333-18891);

11.	Registration Statement on Form S-8 covering the Non-Qualified Stock Option Agreement with Employee (File No. 333-23083); and

12.	Registration Statement on Form S-8 covering the 1998 Employee Stock Purchase Plan (File No. 333-62883).

/s/    Ernst & Young LLP

Atlanta, Georgia
September 23, 2002